As Filed with the Securities and Exchange Commission on April 18, 1997
                                                   Registration Number 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

--------------------------------------------------------------------------------

                             AutoCorp Equities, Inc.
                     (Formerly Chariot Entertainment, Inc.)
             (Exact name of registrant as specified in its charter)

        NEVADA                                           87-0522501
(State or other jurisdiction of             (IRS Employer Identification Number)
Incorporation or Organization)

                         7373 Scottsdale Mall, Suite 15
                              Scottsdale, AZ 85251
                            Telephone: (602) 970-4622
                    (Address of principal executive offices)

                             AutoCorp Equities, Inc.
                      1997 Non-Statutory Stock Option Plan
                            (Full title of the Plan)

                        Steven D. Keist, Attorney-at-Law
                              Steven D. Keist, P.C.
                              7029 North 55th Drive
                             Glendale, Arizona 85311
                            Telephone: (602) 937-9799
           (Name, address and telephone number of agent for service.)

CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
 Title of                 Proposed              Proposed
securities                 maximum              maximum                                  Amount of
  to be                   Amount to           offering price            Aggregate       registration
registered              be registered           per share            offering price         fee
-----------------------------------------------------------------------------------------------------
Common Stock
$.001 par value           2,000,000               $ 1.85               $3,700,000          $1,122.00
-----------------------------------------------------------------------------------------------------

                                   PROSPECTUS

                            AutoCorp Equities, Inc.
                         7373 Scottsdale Mall, Suite 15
                              Scottsdale, AZ 85251
                           Telephone: (602) 970-4622

           1997 Non-Statutory Stock Option Plan, dated March 20, 1997
                    SHARES OF COMMON STOCK, $.001 PAR VALUE

-------------------------------------------------------------------------------

This Prospectus relates to the AutoCorp Equities, Inc. (the Company) 1997 Non-Statutory Stock Option Plan, dated March 20, 1997 (the Stock Option Plan), making eligible certain employees as defined in the Securities Act of 1933, as amended (the Act), in pertinent part but not limited to, officers, directors, attorneys, consultants, other advisors and other employees of the Company, its subsidiaries, parents, and/or affiliates, to receive shares of Common Stock of the Company (the Stock Option Shares) in consideration for certain services. Participants in the Stock Option Plan may make payment for the Stock Option Shares either (i) in cash, represented by bank or cashiers check, certified check or money order (ii) in lieu of payment for bona fide services rendered, where such services were not in connection with the offer or sale of securities services rendered, and where such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) any reduction in any principal amount owed to optionee by the Company on any existing promissory note, (iv) by delivering shares of the Companys Common Stock which have been beneficially owned by the optionee, the optionees spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the Delivered Stock) in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (v) by delivery of shares of corporate stock which are freely tradable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (vi) a combination of cash, services, reduction in principal, Delivered Stock or other corporate shares.

Since the sale of any securities of the Company by affiliates of the Company may not be made without compliance with the registration and prospectus delivery requirements of the Act, or an exemption therefrom (such as that provided by Rule 144 thereunder), the Company plans to advise those participants in the Stock Option Plan who may be affiliates of the Company, as such term is defined in Rule 144, (the Company and such participants not so conceding) that any such sales by participants who are not affiliates of the Company may be effected without compliance with the registration and prospectus delivery requirements of the Act.

-------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

                 The date of this Prospectus is March 20, 1997.

A copy of any document or part thereof incorporated by reference in the Registration Statement or any other documents required to be delivered to participants pursuant to Rule 428(b) of the Act but not delivered with this Prospectus will be furnished without charge upon written or oral request. Requests should be addressed to: 1997 Non-Statutory Stock Option Plan, AutoCorp Equities, Inc., 7373 Scottsdale Mall, Suite 15, Scottsdale, AZ 85251; attention:
Stanley F. Wilson, President or his successors.

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. The reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC and at the Chicago Regional Office, Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60621-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, DC 20549 at prescribed rates.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----

The Company                                                                4-6
General Information Regarding the 1997 Non-Statutory Stock Option Plan     6
        The Employers                                                      6
        Purposes                                                           6
        Period of Stock Option Plan                                        6
        Administration                                                     6-7
        Reorganizations and Recapitalizations of the Company               7-8
Securities to be Offered                                                   8
Eligible Participants                                                      8-9
Purchase of Securities Pursuant to the Stock Option Plan and Payment
     for Securities Offered                                                9
        Consideration for Shares Issued under the Stock Option Plan        9
        Exercise Period                                                    9-10
        Option Price                                                       10
        Nontransferability                                                 10
Assignability                                                              10
Termination                                                                10-11
Amendments                                                                 11
Tax Effects of Stock Option Plan Participation                             12
        Tax Treatment to the Participants                                  12
        Federal Income Tax Treatment of Nonqualified Stock Options         12
Restrictions on Resale of Common Stock                                     12-13
Legal Matters                                                              13
Indemnification of Officers and Directors                                  13-14
        Article X                                                          13
        Article XII                                                        13
        General Powers                                                     14
        Indemnification                                                    14
        Release                                                            14
Incorporation of Certain Documents by Reference                            14-15
Further Information                                                        15
Exhibit A - 1997 Non-Statutory Stock Option Plan dated March 20, 1997      16

                                  THE COMPANY

The Company was incorporated on January 2, 1986 under the name Vivate, Inc. and completed its initial public offering in May 1986. In November 1986, the Company acquired all of the outstanding stock of Eagle Entertainment, Inc. (EEI) and changed its name to Eagle Entertainment, Inc. Through its subsidiaries, Performance Guarantees, Inc. (PGI), the Company provided performance guarantees for motion picture productions.

In September 1990, the Company divested its subsidiaries, EEI and PGI, and acquired Tyndale Motor Company (TMC) and Family Finance Company, Inc. (FFC) in the retailing and financing of motor vehicles.

On January 3, 1992, the Company changed its name to Eagle Holdings, Inc.. On September 30, 1992, the Company sold TMC. In January 1993, the Company acquired Martin Motors, Inc. (MMI). The Company changed its name to Eagle Automotive Enterprises, Inc. (EEM) in October 1993.

On March 28, 1994, the Company agreed to spin-off MMI and FFC and acquired Diamond Entertainment II, Inc. (DEI), a Utah corporation licensed by the Samuel Goldwyn Company to produce live productions of the 'American Gladiators'.

On April 6, 1994, the Company  changed its name to Chariot  Entertainment,  Inc.
(CEI).

On June 30, 1994, the Company exchanged all of its shares in MMI for one million of the Company's Class B preferred shares in a transaction that completed the March 28, 1994 divestiture of all interest the Company previously had in automobile dealerships.

On August 16, 1994, the common stock of the Company was reversed on a 3 to 1 ratio changing the number of issued and outstanding shares from 10,480,829 to 3,493,609.

In September 1994, the Company terminated its relationship with M&M Investments, Inc. for its failure to perform under a funding agreement for the production costs of the 'American Gladiators' live production at the Imperial Palace Hotel and Casino in Las Vegas, Nevada.

On September 23, 1994, Stanley F. Wilson and Mark R. Moldenhauer joined Lyle Boss and Cord Beatty as members of the board of directors.

On November 16, 1994, Mr. Boss and Mr. Beatty resigned as officers and directors of the Company. Mr. Wilson was elected President and Mr. Moldenhauer, Secretary. The Company sold all of its stock in AM-GLAD Entertainment, Inc. (AMG), a subsidiary acquired in March 1994, and DEI to Diamond Entertainment, L.C., a company owned and controlled by Lyle Boss and Cord Beatty. AMG and DEI held the licensing rights for the production of the 'American Gladiators' live productions in Las Vegas, Nevada. The Company reserved a royalty from any future revenues of said production, if any. On December 5, 1994, the Company assigned its rights in a certain lease with the Oceanwalk Mall at the Hollywood Beach Hotel, Hollywood, Florida to Fuji Capital, Inc. in consideration for advertising due bills from the American Independent Network.

On December 31, 1994, the Goldwyn Licensing Agreement expired and the Company re-entered the business development stage.

On September 30, 1996, the Company changed its name to AutoCorp  Equities,  Inc.
(AEI), in anticipation of attracting a business combination candidate in the automotive industry.

On October 9, 1996, the Company settled three claims for the collection of receivable accounts resulting from the sale of the Company's securities. Pursuant to the Settlement Agreements, the Debtors have delivered 324,000 shares of the Company's common stock to an Escrow Agent to be sold by the Escrow Agent on behalf of the Debtors if and when the market price of the Company's shares reach $1.00 per share. The settlement entitles the Company to the proceeds as satisfaction of the debt.

On October 10, 1996, the Company sold and assigned any and all rights it had to the payment of a debt owed to the Company in consideration of the Assignee granting the Company the right to the proceeds from the Assignee's future sale of its previously issued shares of the Company. Pursuant to that Agreement, the Assignee has delivered 74,000 shares to an Escrow Agent for sale on its behalf if and when the market price of the Company's shares reach $1.00 per share.

On November 18, 1996, the Company entered into stock subscription agreements with two subscribers who delivered funds in the amount of $150,000 to an Escrow Agent to be held in escrow subject to the completion of an acquisition of new car dealership(s). The acquisition did not take place and the shares and funds in escrow have been returned.

The Company had been delinquent with respect to its reporting requirements under the Securities Exchange Act of 1934, as amended (Exchange Act) and most recently, during the months of December, 1996 and January and February 1997, took such steps as were necessary in order to rectify this matter by preparing and filing with the Securities and Exchange Commission (SEC) the following documents:

Form 10-K s for fiscal years ended June 30, 1994, 1995, and 1996
Form 10-QSBs for quarters ended September 30, 1994, 1995, and 1996 Form 10-QSBs for quarters ended December 31, 1994, 1995, and 1996 Form 10-QSBs for quarters ended March 31, 1995 and 1996

The Company is now in a position to pursue its current business objectives. The full contents of the Companys Forms 10-K and 10-QSB (including financial statements and exhibits thereto) are herewith incorporated by reference as if fully set forth and repeated herein.

                       GENERAL INFORMATION REGARDING THE
                      1997 NON-STATUTORY STOCK OPTION PLAN

        The Employers. The Company has its principal executive offices at AutoCorp Equities, Inc., 7373 Scottsdale Mall, Suite 15, Scottsdale, Arizona 85251 - Telephone: (602) 970-4622.

        Purposes. The Stock Option Plan was adopted by the Board of Directors of the Company on March 20, 1997 and is intended as an employment incentive, to aid in attracting and retaining in the employ or service of the Company and any Affiliated Corporation, persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company.

        Period of Stock Option Plan. The Stock Option Plan shall expire on March 20, 2007 except as to Nonqualified Stock Options then outstanding, which shall remain in effect until they have expired or been exercised:

        Administration. The Companys Board of Directors (Board) may appoint and maintain as administrator of the Stock Option Plan, the Compensation Committee (the Committee) of the Board which shall consist of at least three members of the Board unless the Board is comprised of less than three persons. Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Stock Option Plan participants, to determine the provisions and terms of respective Options (which need not be identical as to number of shares covered by any Option, the method of exercise as related to exercise in whole or in installments, or otherwise, including the option price) and to interpret the provisions and supervise the administration of the Stock Option Plan. The Committee may, in its discretion, provide that certain Options not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as said conditions are not contrary to the Stock Option Plan.

A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to the Stock Options Plan provisions shall be made by a majority of its members. Any decisions reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. If at any time the Board shall consist of seven or more members, then the Board may amend the Stock Option Plan to provide that the Committee shall consist only of Board members who shall not have been eligible to participate in the Stock Option Plan (or similar stock or stock option plan) of the Company or its affiliates at any time within one year prior to appointment to the Committee.

Reorganizations and Recapitalizations of the Company.
-----------------------------------------------------

The existence of the Stock Option Plan and Options granted thereunder shall not effect in any way the right or power of the Company or its Board to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Companys capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Companys Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

The Stock Option Shares are shares of the common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the Stock Option Shares which are subject to Options granted thereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then the number of Stock Option Shares available under the Stock Option Plan and the number of Stock Option Shares with respect to which Options granted thereunder may thereafter be exercised shall:

         in the event of an increase in the number of outstanding shares, be proportionatelyincreased, and the cash consideration payable per share shall be proportionately reduced; and

         in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the Stock Option Shares subject to the unexercised portions of outstanding Options an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such Stock Option Shares in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that all such Options may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each optionee or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding Options for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

Except as expressly provided above, the Companys issuance of Stock Option Shares of any class, or securities convertible into Stock Option Shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into Stock Option Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Stock Option Shares subject to Options granted thereunder or the purchase price of such shares. A copy of the Stock Option Plan is attached hereto as Exhibit A.


                            SECURITIES TO BE OFFERED

Subject to adjustment, a total of 2,000,000 shares of Common Stock (Stock), of the Company shall be subject to the Stock Option Plan. The Common Stock subject to the Stock Option Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or any Affiliated Corporation, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Stock Option Plan shall cease to be reserved for the purpose of the Stock Option Plan, but until termination of the Stock Option Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Stock Option Plan. Should any Option expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such Option may again be subjected to an Option under the Stock Option Plan.

On March 20, 1997, the Board of Directors adopted the Stock Option Plan and authorized the issuance of 2,000,000 Common Shares to be subject to the Stock Option Plan.

                             ELIGIBLE PARTICIPANTS

The persons eligible for participation in the Stock Option Plan as recipients of Options shall include full-time and part-time employees (as determined by the Committee) and officers of the Company or of an Affiliated Corporation. In addition, directors of the Company or any Affiliated Corporation who are not employees of the company or an Affiliated Corporation and any attorney, consultant or other adviser to the Company or any Affiliated Corporation shall be eligible to participate in the Stock Option Plan. For all purposes of the Stock Option Plan, any director who is not also a common law employee and is granted an option under the Stock Option Plan shall be considered an employee until the effective date of the directors resignation or removal from the Board of Directors, including removal due to death or disability. The Committee shall have full power to designate, from among eligible individuals, the persons to whom Options may be granted. A person who has been granted an Option thereunder may be granted an additional option or Options, if the Committee shall so determine. The granting of an Option shall not be construed as a contract of employment or as entitling the recipient thereof to any rights of continued employment.

            PURCHASE OF SECURITIES PURSUANT TO THE STOCK OPTION PLAN
                       AND PAYMENT FOR SECURITIES OFFERED

        Consideration for Shares Issued Under the Stock Option Plan. The purchase price of the Stock Option Shares as to which an Option is exercised shall be paid in full at the time of exercise and no Stock Option Shares shall be issued until full payment is made therefor. Payment shall be made either (i) in cash, represented by bank or cashiers check, certified check or money order
(ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) any reduction in any principal amount owed to optionee by the Company on any existing promissory note, (iv) by delivering shares of the Companys Common Stock which have been beneficially owned by the optionee, the optionees spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the Delivered Stock) in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (v) by delivery of shares of corporate stock which are freely tradable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (vi) a combination of cash, services, reduction in principal, Delivered Stock or other corporate shares. An Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Stock Option Shares purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to him or her.

        Exercise Period. The nonqualified stock options exercise period shall be a term of not more than ten (10) years from the date of granting of each nonqualified stock option and shall automatically terminate:

        Upon termination of the optionees employment with the Company for cause;

        At the expiration of twelve (12) months from the date of termination of the optionees employment with the Company for any reason other than death, without cause; provided, that if the optionee dies within such twelve-month period, subclause (iii) below shall apply; or

        At the expiration of fifteen (15) months after the date of death of the optionee.

Employment with the Company as used in the Stock Option Plan shall include employment with any Affiliated Corporation and nonqualified stock options granted under the Stock Option Plan shall not be affected by an employees transfer of employment among the company and any Parent or Subsidiary thereof. An optionees employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave, maternity leave or sick leave.

        Option Price. The Stock Option Plan provides that the option price with respect to each option will not be less than twenty percent (20%) of the fair market value of such share on the date the option is granted. The fair market value of a share on a particular date shall be deemed to be the average of either (i) the highest and lowest prices at which shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a last sale reported system, such as NASDAQ, for over the counter securities, or (iii) the high bid and high asked price for other over-the-counter securities. If no transactions in the stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available. If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee will use its discretion in selecting a good faith value believed to represent fair market value based on factors then known to them.

        Nontransferability. Options granted under the Stock Option Plan are not transferable by the holder except by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. If a participant dies during employment or within three months thereafter, the option granted to him may be exercised by his legal representative to the extent set forth therein until either the expiration of the option or within one year after the date of death, whichever comes first.

                                 ASSIGNABILITY

No Option shall be assignable or otherwise transferable (by the optionee or otherwise) except by will or the laws of descent and distribution. No option shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

                                  TERMINATION

The Option exercise period shall be a term of not more than ten (10) years from the date of granting of each Option and shall automatically terminate:

        Upon termination of the optionees employment with the Company for cause;

        At the expiration of twelve (12) months from the date of termination of the optionees employment with the Company for any reason other than death, without cause; provided, that if the optionee dies within such twelve-month period, subclause (iii) below shall apply; or

        At the expiration of fifteen (15) months after the date of death of the optionee.

Employment with the Company as used in the Stock Option Plan shall include employment with any Affiliated Corporation, and Options granted under the Stock Option Plan shall not be affected by an employees transfer of employment among the Company and any Parent or Subsidiary thereof. An optionees employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave, maternity leave or sick leave.


                                   AMENDMENTS

The Board may amend, alter or discontinue the Stock Option Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt the Stock Option Plan or any Options granted thereunder from the operation of
Section 16(b) of the Exchange Act, or in any other respect not inconsistent with
Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted, without his consent (unless made solely to conform such Option to, and necessary because of, changes in the foregoing laws, rules or regulations), and except that no amendment or alteration shall be made without the approval of shareholders which would:

        Increase the total number of shares reserved for the purposes of the Stock Option Plan or decrease the Option price provided for in Paragraph 5 (Except as provided in paragraph 9), or change the classes of persons eligible to participate in the Stock Option Plan as provided in Paragraph 3; or

        Extend the Option period provided for in Paragraph 6; or

        Materially increase the benefits accruing to participants under the Stock Option Plan; or

        Materially modify the requirements as to eligibility for participation in the Stock Option Plan; or

        Extend the expiration date of the Stock Option Plan as set forth in Paragraph 11 of the Stock Option Plan.


                 TAX EFFECTS OF STOCK OPTION PLAN PARTICIPATION

        Tax Treatment to the Participants. The Stock Option Plan provides for the grant of nonqualified stock options. A description of these options and certain federal income tax aspects associated therewith is set forth below. Because tax results may vary due to individual circumstances, each participant in the Stock Option Plan is urged to consult his personal tax adviser with respect to the tax consequences of the exercise of an option or the sale of stock received upon the exercise thereof, especially with respect to the effect of state tax laws.

        Federal Income Tax Treatment of Nonqualified Stock Options. No income is recognized by an optionee when a non-qualified stock option is granted. Except as described below, upon exercise of a nonqualified stock option, an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option price paid and the then fair market value of the Common Stock acquired. The Company is entitled to a deduction at the same time and in a corresponding amount. The optionees basis in the Common Stock acquired upon exercise of a nonqualified stock option is equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is treated as capital gain or loss.

Stock acquired by insiders (i.e., officers, directors or persons holding 10% or more of the stock of the Company who are subject to the restrictions on short-swing trading imposed by Section 16(b) of the Exchange Act) upon exercise of nonqualified stock options constitutes restricted property and, unless the optionee elects otherwise, the recognition of income upon exercise is deferred to the date upon which the stock acquired upon exercise may first be sold without incurring Section 16(b) liability (generally six months after exercise). If such an optionee does not elect to recognize income upon exercise, the insider will realize ordinary income in an amount equal to the difference between the option price and the fair market value on the date the stock may first be sold without incurring Section 16(b) liability.

It is advisable for a participant to consult with tax and accounting professionals concerning the federal and state tax implications of the exercise of options and the acquisition or disposition of shares of Common Stock under the Stock Option Plan.

                     RESTRICTIONS ON RESALE OF COMMON STOCK

While the Stock Option Plan does not place restrictions on resales of Common Stock acquired thereunder, shares acquired under the Stock Option Plan by an affiliate, as that term is defined in Rule 405, under the Act, may only be resold pursuant to the registration requirements of the Act, Rule 144 or another applicable exemption therefrom. Generally, sales of securities, including Common Stock of the Company, are subject to antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the Stock Option Plan) and dispositions of Common Stock of the Company by an officer, director or affiliate of the Company within any six month period may give rise to the right of the Company to recapture any profit from such transactions pursuant to Section 16(b) of the Exchange Act. It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of shares of Common Stock under the Stock Option Plan.

                                 LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Steven D. Keist, Steven D. Keist, P.C., 7029 North 55th Drive, Glendale, Arizona 85311.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

Chapter 78 of the Nevada Corporation Law of the State of Nevada contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe said conduct was unlawful.

Additionally, Articles TEN and TWELVE of the Companys Articles of Merger and Agreement of Merger, filed in the Office of the Secretary of State of the State of Nevada on December 30, 1993, contain provisions relating hereto and reading as follows:

        ARTICLE X. The private property of the stockholders, directors and officers of the corporation shall be forever exempt from all corporate debts, liabilities and obligations of whatsoever kind and nature.

        ARTICLE XII. The corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation in accordance with the provisions of the Bylaws of the corporation. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
        Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

Further,  pursuant to the Companys  Bylaws as  referenced  immediately  above in
ARTICLE XII of the Companys Articles of Merger and Agreement of Merger, filed in the Office of the Secretary of State of the State of Nevada on December 30, 1993, relating hereto and reading as follows, Section:

        4.14 General Powers. The business and affairs of the corporation shall be managed by the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation.

The indemnification and releases provided by the foregoing sections shall not be deemed exclusive of any other rights to which those seeking indemnification or release may be entitled under the Articles of Incorporation, Merged or Restated Articles of Incorporation, and/or any amendments thereto nor any agreement or vote of stockholders or disinterested directors or otherwise, both as to actions taken in official capacities and as to actions in other capacities while holding such office(s), and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person(s).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in the registration statement:

        The Companys latest annual report on Form 10-K.

        All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Form 10-K referred to in (a) above.

All  documents  subsequently  filed by the Company  pursuant to Sections  13(a),
13c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                              FURTHER INFORMATION

A Registration statement on Form S-8 was filed by the Company with the Securities and Exchange Commission, Washington, DC, under the Act. This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the company and the securities to which this Prospectus relates. Statements herein contained concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                                    EXHIBIT A

            1997 NON-STATUTORY STOCK OPTION PLAN DATED MARCH 20, 1997

                            AUTOCORP EQUITIES, INC.

                      1997 NON-STATUTORY STOCK OPTION PLAN


Purpose of this Plan
--------------------

This Non-Statutory Stock Option Plan (the Plan) is intended as an employment incentive, to aid in attracting and retaining in the employ or service of AutoCorp Equities, Inc. (the Company), a Nevada corporation, and any Affiliated Corporation, persons of experience and ability and whose services are considered valuable to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company. This Plan provides for the issuance of non-statutory stock options (NSOs or Options) which are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code).

Administration of this Plan
---------------------------

The Companys Board of Directors (Board) may appoint and maintain as administrator of this Plan a Compensation Committee (the Committee) of the Board which shall consist of at least three members of the Board. Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Plan participants, to determine the provisions and terms of respective NSOs (which need not be identical as to number of shares covered by any NSO, the method of exercise in whole or in installments, or otherwise), including the NSO price, and to interpret the provisions and supervise the administration of this Plan. The Committee may, in its discretion, provide that certain NSOs not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as the provisions are not contrary to this Plan.

A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to this Plans provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. If at any time the Board shall consist of seven or more members, then the Board may amend this Plan to provide that the Committee shall consist only of Board members who shall not have been eligible to participate in this Plan (or similar stock or stock option plan) of the company or its affiliates at any time within one year prior to appointment to the Committee.

All NSOs granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the holders of a majority of the companys outstanding shares, and if such approval is not obtained, all NSOs previously granted shall be void. Each NSO shall be evidenced by a written agreement containing terms and conditions established by the Committee consistent with the provisions of this Plan.

Designation of Participants
---------------------------

The persons eligible for participation in this Plan as recipients of NSOs shall include full-time and part-time employees (as determined by the Committee) and officers of the Company or of an Affiliated Corporation. In addition, directors of the Company or any Affiliated Corporation who are not employees of the Company or an Affiliated Corporation and any attorney, consultant or other adviser to the Company or any Affiliated Corporation shall be eligible to participate in this Plan. For all purposes of this Plan, any director who is not also a common law employee and is granted an option under this Plan shall be considered an employee until the effective date of the directors resignation or removal from the Board of Directors, including removal due to death or disability. The Committee shall have full power to designate, from among eligible individuals, the persons to whom NSOs may be granted. A person who has been granted an NSO hereunder may be granted an additional NSO or NSOs, if the committee shall so determine. The granting of an NSO shall not be construed as a contract of employment or as entitling the recipient thereof to any rights of continued employment.

Stock Reserved for this Plan
----------------------------

Subject to adjustment as provided in Paragraph 9 below, a total of 2,000,000 shares of Common Stock (Stock) of the Company shall be subject to this Plan. The Stock subject to this Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or any Affiliated Corporation, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding NSOs at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any NSO expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such NSO may again be subjected to an NSO under this Plan.

Option Price
------------

The purchase price of each share of Stock placed under NSO shall not be less than twenty percent (20%) of the fair market value of such share on the date the NSO is granted. The fair market value of a share on a particular date shall be deemed to be the average of either (i) the highest and lowest prices at which shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a last sale reported system, such as NASDAQ, for over the counter securities, or (iii) the high bid and high asked price for other over-the counter securities. If no transactions in the Stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available. If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee will use its discretion in selecting a good faith value believed to represent fair market value based on factors then known to them.

The cash proceeds from the sale of Stock are to be added to the general funds of the Company.

Exercise Period
---------------

The NSO exercise period shall be a term of not more than ten (10) years from the date of granting of each NSO and shall automatically terminate:

        Upon termination of the optionees employment with the Company for cause;

        At the expiration of twelve (12) months from the date of termination of the optionees employment with the Company for any reason other than death, without cause; provided, that if the optionee dies within such twelve-month period, subclause (iii) below shall apply; or

        At the expiration of Fifteen (15) months after the date of death of the optionee.

Employment with the Company as used in this Plan shall include employment with any Affiliated Corporation, and NSOs granted under this Plan shall not be affected by an employees transfer of employment among the company and any Parent or Subsidiary thereof. An optionees employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave, maternity leave or sick leave.

Exercise of Options
-------------------

The Committee, in granting NSOs, shall have discretion to determine the terms upon which NSOs shall be exercisable, subject to applicable provisions of this Plan. Once available for purchase, unpurchased shares of Stock shall remain subject to purchase until the NSO expires or terminates in accordance with Paragraph 6 above. Unless otherwise provided in the NSO, an NSO may be exercised in whole or in part, one or more times, but no NSO may be exercised for a fractional share of Stock.

NSOs may be exercised solely by the optionee during his lifetime, or after his death (with respect to the number of shares which the optionee could have purchased at the time of death) by the person or persons entitled thereto under the decedents will or the laws of descent and distribution.

The purchase price of the shares of Stock as to which an NSO is exercised shall be paid in full at the time of exercise and no shares of Stock shall be issued until full payment is made and received therefore. Payment shall be made either
(i) in cash, represented by bank or cashiers check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) any reduction in any principal amount owed to optionee by the Company on any existing promissory note, (iv) by delivering shares of the Companys Common Stock which have been beneficially owned by the optionee, the optionees spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the Delivered Stock) in a number equal to the number of Stock Option Shares being purchased upon exercise of the NSO or (v) by delivery of shares of corporate stock which are freely tradable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the NSO, or (vi) a combination of cash, services, reduction in principal, Delivered Stock or other corporate shares. An NSO shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an NSO shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any shares of Stock purchasable upon exercise of any part of an NSO unless and until certificates representing such shares shall have been issued by the Company to him or her.

Assignability
-------------

No NSO shall be assignable or otherwise transferable (by the optionee or otherwise) except by will or the laws of descent and distribution. No NSO shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

Reorganizations and Recapitalizations of the Company
----------------------------------------------------

The existence of this Plan and NSOs granted hereunder shall not affect in any way the right or power of the Company or its Board to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Companys capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Companys Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or the other corporation act or proceeding, whether or a similar character or otherwise.

The shares of Stock with respect to which NSOs may be granted hereunder are shares of the Common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the shares of Stock which are subject to NSOs granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which NSOs granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the shares of Stock subject to the unexercised portions of outstanding NSOs an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such shares of Stock in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that all such NSOs may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each optionee or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding NSOs for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

Except as expressly provided above, the Companys issuance of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into shares of Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to NSOs granted hereunder or the purchase price of such shares.

Purchase for Investment
-----------------------

Unless the shares of Stock covered by this Plan have been registered under the Securities Act of 1933, as amended (the (Act), each person exercising an NSO under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale In connection with, the distribution of any part thereof.

Effective Date and Expiration of this Plan
------------------------------------------

This Plan shall be effective as of March 20, 1997 the date of its adoption by the Board, and no NSO shall be granted pursuant to this Plan after its expiration. This Plan shall expire on March 20, 2007 except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Amendments or Termination
-------------------------

The Board may amend, alter or discontinue this Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt this Plan or any NSOs granted thereunder from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended (Exchange Act); provided, that no amendment or alteration shall be made which would impair the rights of any participant under any NSO theretofore granted, without his consent (unless made solely to conform such NSO to, and necessary because of, changes in the foregoing laws, rules or regulations), and except that no amendment or alterations shall be made without the approval of shareholders which would:

        Increase the total number of shares reserved for the purposes of this Plan or decrease the NSO price provided for in Paragraph 5 (except as provided in Paragraph 9), or change the classes of persons eligible to participate in this Plan as provided in Paragraph 3;

        Extend the NSO period provided for in Paragraph 6;

        Materially increase the benefits accruing to participants under this Plan;

        Materially modify the requirements as to eligibility for participation in this Plan; or

        Extend the expiration date of this Plan as set forth in Paragraph 11.

Government Regulations
----------------------

This Plan, and the granting and exercise of NSOs hereunder, and the obligation of the Company to sell and deliver shares of Stock under such NSOs, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Liability
---------

No member of the Board, the Committee or officers or employees of the Company or any Affiliated Corporation shall be personally liable for any action, omission or determination made in good faith in connection with this Plan.

Miscellaneous
-------------

The term Affiliated Corporation used herein shall mean any Parent or Subsidiary.

The term Parent used herein shall mean any corporation owning 50 percent or more of the total combined voting stock of all classes of the Company or of another corporation qualifying as a Parent within this definition.

The term Subsidiary used herein shall mean any corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

Options in Substitution for Other Options
-----------------------------------------

The Committee may, in its sole discretion, at any time during the term of this Plan, grant new options to an employee under this Plan or any other stock option plan of the Company on the condition that such employee shall surrender for cancellation one or more outstanding options which represent the right to purchase (after giving effect to any previous partial exercise thereof) a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder, determined by the Committee. If the Committee shall have so determined to grant such new options on such a conditional basis (New Conditional Options), no such New Conditional Option shall become exercisable in the absence of such employees consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under this Plan as newly granted options. Options may be granted under this Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become employees of the Company or an Affiliated Corporation, or the merger or consolidation of the employing corporation with the Company or an Affiliated Corporation, or the acquisition by the Company or an Affiliated Corporation of stock of the employing corporation as the result of which it becomes an Affiliated Corporation.

Withholding Taxes
-----------------

Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of a NSO. The Company may require, as a condition to the exercise of a NSO, that the optionee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine. In lieu of part or all of any such payment, the optionee may elect to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

                                             AUTOCORP EQUITIES, INC.

ATTEST:
-------


By:                                          By:
   --------------------------------             --------------------------------
     Stanley F. Wilson                            Stanley F. Wilson
     Secretary                                    Chairman and CEO

                         CERTIFICATION OF PLAN ADOPTION


I, the undersigned secretary of this Corporation, hereby certify that the foregoing 1997 Non-Statutory Stock Option Plan was duly adopted by unanimous consent of the Board pursuant to its authority under Nevada Revised Statutes
Section 78.200, on the 20th day of March, 1997.




                                        -----------------------------------
                                        By:  Stanley F. Wilson, Secretary


                                        Date:
                                             ---------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
-----------------------------------------------

The following documents are incorporated by reference in the registration statement:

        The registrants latest annual report on Form 10-K.

        All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Form 10-K referred to in (a) above.

        Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the Exchange Act), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities
---------------------------------

The registrant is authorized to issue two million (2,000,000) shares of common stock. The par value of each of said shares is $ .001. All such shares are of one class, which are shares of common stock, having full voting and dividend rights (subject to such preferential dividend rights as may be applicable to shares of preferred stock, none of which have been issued and/or reflected on the Companys 10-QSB Filings) but without cumulative voting rights or any other rights.

Item 5. Interest of Named Experts and Counsel
---------------------------------------------

Not Applicable

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

Chapter 78 of the Nevada Corporation Law of the State of Nevada contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe said conduct was unlawful.

Additionally, Articles TEN and TWELVE of the Companys Articles of Merger and Agreement of Merger, filed in the Office of the Secretary of State of the State of Nevada on December 30, 1993, contain provisions relating hereto and reading as follows:

        ARTICLE X. The private property of the stockholders, directors and officers of the corporation shall be forever exempt from all corporate debts, liabilities and obligations of whatsoever kind and nature.

        ARTICLE XII. The corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation in accordance with the provisions of the Bylaws of the corporation. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
        Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

Further,  pursuant to the Companys  Bylaws as  referenced  immediately  above in
ARTICLE XII of the Companys Articles of Merger and Agreement of Merger, filed in the Office of the Secretary of State of the State of Nevada on December 30, 1993, relating hereto and reading as follows, Section:

        4.14 General Powers. The business and affairs of the corporation shall be managed by the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation.

The indemnification and releases provided by the foregoing sections shall not be deemed exclusive of any other rights to which those seeking indemnification or release may be entitled under the Articles of Incorporation, Merged or Restated Articles of Incorporation, and/or any amendments thereto nor any agreement or vote of stockholders or disinterested directors or otherwise, both as to actions taken in official capacities and as to actions in other capacities while holding such office(s), and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person(s).

Item 7. Exemption from Registration Claimed
-------------------------------------------

Not applicable

Item 8. Exhibit
---------------

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9. Undertakings
--------------------

(a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the Act);

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                Provided, however, That paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (SEC) the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 20, 1997.

                                             AutoCorp Equities, Inc.


                                        By:
                                           --------------------------------
                                           Stanley F. Wilson, President


Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



-----------------------------------------------------------          ----------
Stanley F. Wilson, CEO, Secretary, Treasurer, Sole Director             Date

                               EXHIBITS AND INDEX
                               ------------------

      (Pursuant to Item 601, Exhibit Table, Exchange Act, Regulation S-K)

Exhibit                                                          Sequential Page
Numbers                                                           Number System


 (5)    Consent and Opinion of Steven D. Keist, P.C. 7029 North 55th
        Drive, Glendale, Arizona 85311, regarding legality of securities registered under this S-8 Registration Statement and references
        to him in the Registration Statement on Form S-8.                    9

 (15)   Letter from Stanley F. Wilson, President of Registrant, regarding
        unaudited interim financial information.                             10

 (24)   Consent of Crouch, Bierwolf & Chisholm, Certified Public
        Accountants for the registrant for fiscal years ended June 30, 1994,
        1995, and 1996.                                                      11

 (28)   Change of name of registrant to AutoCorp Equities, Inc.              12